UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2012

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On July 3, 2012, Emulex Corporation (the “Company”) and Broadcom Corporation (“Broadcom”) entered into a Patent License and Release Agreement (the “Release Agreement”) pursuant to which Emulex and Broadcom agreed to settle and release certain claims relating to and arising out of the patent infringement suit identified as Broadcom Corporation v. Emulex Corporation, Civil Action No. 8:09-cv-01058 (C.D. Cal.) (the “Litigation”), brought by Broadcom against Emulex.

The Release Agreement provides for, among other things, the following.

(i) The Company is to make an immediate payment to Broadcom of a non-refundable, non-cancelable release and license fee in the amount of $58 million, which may be paid by the Company or an entity controlled by the Company incorporated in the U.S., and/or by Emulex International Limited, a corporation incorporated in the Isle of Man.

(ii) The Company and its Licensed Subsidiaries obtain a grant by Broadcom of a limited license to the Company under certain Broadcom patents that would authorize the Company to make, have made, use, export, import, sell and/or offer for sale certain Emulex products, without the right to sublicense. The fields of use licensed to the Company are related, in part, to the Emulex XE201 (Lancer) based products which support both 10 Gbps Ethernet and 16 Gbps Fibre Channel, and other Fibre Channel related products. The license includes the following Licensed Patents: (a) U.S. Patent Nos. 7,058,150; 6,424,194; 7,038,516; 7,215,169; 7,486,124; 7,724,057; 7,471,691; and 7,450,500; (b) continuations, continuations-in-parts, divisionals, reissues, reexaminations, and foreign counterparts of the patents set forth in (a); and (c) any U.S. or foreign patents or patent applications claiming priority from any of the patents or patent applications set forth in (a) or (b) or from which any of the patents or patent applications set forth in (a) or (b) claim priority. The license is limited, non-exclusive, non-transferable, irrevocable (except as set forth relating to certain termination events), worldwide license, without the right to sublicense, under the Licensed Patents, solely to make, have made, use, sell, offer for sale, export and import Licensed Products. Immunity from infringement is provided to the Company and its Licensed Subsidiaries’ customers, distributors, resellers, and other channel entities and end users in the capacity as such with respect to the Licensed Products. The Release Agreement does not provide a license for the Company’s BE2 or BE3 chips. A particular unit of Licensed Product sold by the Company or its Licensed Subsidiaries that is licensed under the Release Agreement is licensed under all those claims of the Licensed Patents throughout the world that would be practiced by the making, having made, using, offering for sale, selling, exporting, or importing of such unit of Licensed Product. The license set forth in the Release Agreement does not apply to any products that the Company or its Affiliates make or has made as a foundry on behalf of a third party. The Licensed Products fields of use include certain Eligible Products and other categories of the Company’s products and certain follow-on products; and, without limitation, includes Fibre Channel host bus adapters. Licensed Subsidiaries means any entity Controlled by the Company, but only during the period such entity is Controlled by the Company.

(iii) The Release Agreement includes releases by each of Broadcom and the Company of the other party from certain claims. The Company released Broadcom and its Affiliates’ distributors, customers, and end users for claims and liabilities relating to litigation between the parties, including certain litigation brought by Broadcom against the Company and certain litigation brought by the Company against Broadcom. Broadcom released the Company and its Affiliates’ distributors, customers, suppliers (only for components of Licensed Products supplied to Emulex or its Affiliates), and end users for claims and liabilities relating to the Licensed Patents. The release of Emulex suppliers does not apply to products that are not incorporated within a Licensed Product. Affiliate, as to an entity, means another entity that, directly or indirectly, Controls, is Controlled by or is under common Control with such entity. Control means beneficial ownership of more than 50%.

(iv) The Company and Broadcom agreed to a dismissal by Broadcom of certain infringement claims in the Litigation. The stipulated dismissal includes (a) dismissal with prejudice of the claims and counterclaims relating to U.S. Patent Nos. 7,471,691 and 7,450,500; (b) dismissal without prejudice of the claims and counterclaims relating to the other patents in the Litigation with respect to the Zephyr and SOC 442 products, as asserted; (c) the parties have jointly agreed to request that the Court amend the Permanent Injunction to remove SOC 442 from the category of ‘150 Patent Enjoined Products, but in the event that: (1) the Company uses the SerDes component (or any component not colorably different from the structure found to infringe the ‘150 patent)

from the SOC 442 in any other product or ; or (2) the Agreement terminates or expires, then (i) Broadcom may petition the Court to amend the Permanent Injunction to reinstate the SOC 442 as a ‘150 Patent Enjoined Product under the Permanent Injunction, and (ii) the Company agrees that it shall not oppose any such petition; and (d) with respect to the Emulex Lancer (i.e. XE201) product, the Company may make, have made, use, sell, offer for sale, and/or import Lancer only for certain fields of uses explicitly described in the Agreement; and Broadcom agrees that the Company’s activities that are licensed pursuant to the Release Agreement (within the fields of use) are authorized by Broadcom and therefore Broadcom will not allege that such activities infringe the ‘194 Patent, the ‘124 Patent, or the ‘057 Patent in the April 2013 infringement retrial. The Permanent Injunction means the injunction which was issued on April 3, 2012.

(v) The Company and Broadcom agreed to the filing of a request to modify April 3, 2012 injunction issued by the Court in connection with the Litigation. The proposed modifications include deletion of the SOC 442 chip from the order relating to U.S. Patent No. 7,058,150; and deletion of the order relating to U.S. Patent No. 7,471,691. The injunction is vacated with respect to SOC 442 for the U.S. Patent No. 7,058,150, and SOC 320, SOC 422, SOC 442, and Sequoia for U.S. Patent No. 7,471,691.

(vi) The Company and Broadcom agreed to keep the terms of the Release Agreement confidential, except for (a) attorneys, auditors, and accountants on a need-to-know basis; (b) as required by law; (c) to sources of financing or potential acquirers; or (d) customers and potential customers or beneficiaries of the licenses or releases. The Release Agreement commenced on July 3, 2012 and has a Term continuing for 10 years. The Release Agreement includes provisions relating to defensive termination. The Release Agreement includes change of control provisions relating to mergers and acquisitions involving Emulex. The Company agreed to provide periodic reports concerning the total number of certain products shipped, and such reports are subject to audit by an auditor selected by Broadcom. For Licensed Products, the Company is not required to pay royalties or damages to Broadcom. The Release Agreement was entered into without any admission or acquiescence as to the merit of any claim, liability, order, award, judgment, damages, or injunction. The prevailing Party in any proceeding brought to enforce the provisions of the Release Agreement is entitled to recover its costs and expenses (including reasonable attorney fees) incurred in connection with such proceeding. The Release Agreement does not dismiss the appeal filed by the Company in the Litigation.

The Release Agreement is a partial settlement of claims and the Litigation between Broadcom and the Company relating to certain of Broadcom’s U.S. patents was not settled or released.

Item 8.01 Other Events.

On July 5, 2012, the Company issued a press release regarding the settlement of certain claims with Broadcom relating to the Litigation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 5, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: July 5, 2012	BY:	/s/ James M. McCluney
James M. McCluney, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 5, 2012

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